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                                                                     EXHIBIT 4.7

                              DECLARATION OF TRUST

                                       OF

                             NIPSCO CAPITAL TRUST I

     THIS DECLARATION OF TRUST is made as of December 17, 1998 (this "Declaration"), among NIPSCO Capital Markets, Inc., an Indiana corporation, as sponsor (the "Sponsor"), The Chase Manhattan Bank, a New York banking corporation, as trustee, Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee, and Stephen P. Adik, Francis P. Girot, Jr. and Arthur
A. Paquin, individuals, as trustees (collectively, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

     1. The trust created hereby shall be known as "NIPSCO Capital Trust I" (the "Trust"), in which name the Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. Such amount shall constitute the initial trust estate. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.
(S) 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with provisions of the Business Trust Act.

     3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

     4. The Sponsor, as the Sponsor of the Trust, is hereby authorized, in its discretion, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and to execute, in each case on behalf of the Trust, (a) a Registration Statement (the "1933 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Preferred Securities of the Trust and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended;
(ii) if and at such time as determined by the Sponsor, to file with the New York Stock Exchange or any other exchange or the National Association of Securities Dealers (each, an "Exchange"), and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities of the Trust to be listed on any of the Exchanges; (iii) to negotiate, execute, deliver and perform on behalf of the Trust an underwriting agreement with one or more underwriters relating to the offering of the Preferred Securities of the Trust; (iv) to execute and deliver letters or documents to, or instruments for filing with, any Sponsor related to the Preferred Securities of the Trust; and (v) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the Preferred Securities of the Trust
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under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable.

     In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Commission, any Exchange or state securities or "Blue Sky" laws to be executed on behalf of the Trust by the Trustees, the Trustees, in their capacities as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustees, in their capacities as trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, an Exchange or state securities or "Blue Sky" laws.

     5.  This Declaration may be executed in one or more counterparts.

     6. The number of trustees shall initially shall be five (5), and thereafter the number of trustees shall be such number as shall be set forth in the amended and restated Declaration of Trust or shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees; provided, however, that to the extent required by the Business Trust Act, one trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee at any time. Any trustee may resign upon thirty days' prior notice to the Sponsor.

     7. The Sponsor hereby agrees to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (ii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") from and against and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Declaration, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of such Indemnified Person.

     8. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

     IN WITNESS WHEREOF, the parties hereto have caused this Declaration to be duly executed as of the day and year first above written.


                                 NIPSCO CAPITAL MARKETS, INC.,
                                 as Sponsor

                                 By:  /s/ Stephen P. Adik
                                    ---------------------
                                   Name:  Stephen P. Adik
                                   Title: President and Chief Executive Officer

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                            CHASE MANHATTAN BANK DELAWARE,
                            not in its individual capacity but solely as trustee

                            By:  /s/  Denis Kelly
                               -------------------------------------------------
                               Name:  DENIS KELLY
                               Title:  TRUST OFFICER


                            THE CHASE MANHATTAN BANK, not in its
                            individual capacity but solely as trustee

                            By:  /s/  R. Lorenzen
                               -------------------------------------------------
                               Name:  R. LORENZEN
                               Title:  SENIOR TRUST OFFICER


                            STEPHEN P. ADIK, not in his individual
                            capacity but solely as trustee

                             /s/ Stephen P. Adik
                            ----------------------------------------------------


                            FRANCIS P. GIROT, JR., not in his individual capacity but solely as trustee

                             /s/ Francis P. Girot, Jr.
                            ----------------------------------------------------


                            ARTHUR A. PAQUIN, not in his individual
                            capacity but solely as trustee

                             /s/ Arthur A. Paquin
                            ----------------------------------------------------

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